UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 8, 2009 (October 5, 2009)

MARKET & RESEARCH CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20769 (Commission File Number)	22-3341195 (IRS Employer Identification No.)

10 Wright Street, Suite 220, Westport, Connecticut, 06880
 (Address of principal executive offices and Zip Code)

(203) 226-4324
Registrant’s telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On October 5, 2009, Market & Research Corp. a Delaware corporation (the “Company”) issued promissory notes (the “Notes”) in the aggregate amount of Two Hundred Thousand Dollars to four (4) accredited investors (the “Investors”).  The Notes earn interest at the rate of fourteen percent (14%) per annum and expire twenty-four (24) months from the dates thereof.    The Notes are secured by all of the Company’s assets now owned or hereafter acquired subordinated to any bank indebtedness, accounts receivable financing or contractual rights of the owners of Precision Opinion, LLC (“Precision”), provided that the acquisition of Precision is completed as set forth in  that certain Private Placement Memorandum of the Company dated August 2009.

Pursuant to the terms of the Notes, the Company also issued an aggregate of one million (1,000,000) shares of its common stock (the “Shares”) to the Investors.  Such Shares bore restrictive legends restricting the transfer thereof unless such Shares are registered pursuant to the provisions of the Securities Act of 1933 or pursuant to an opinion of counsel to the Company stating that such disposition is in compliance with an available exemption from such registration

The Company engaged Global Arena Capital Corporation (“Global”) to act as Placement Agent in connection with the offering of the Notes.  Pursuant to the engagement agreement with Global, the Company paid to Global a placement agent commission equal to eight percent (8%) of the amount raised, and a non-accountable expense allowance and Management Fee equal to an aggregate of 5%, for a total fee of Twenty-Six Thousand Dollars ($26,000), and further issued Global warrants to acquire an aggregate of One Hundred Thousand (100,000) shares of common stock at $0.20 per share.
The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve  a public offering, the Investors are “accredited investors” and/or qualified institutional buyers, the Investors have access to information about the Company and its investment, the Investors will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

Item 9.01 Financial Statements and Exhibits

9.01 (d) Exhibits

Exhibit Number	Description
99.1	Form of Promissory Note.	Filed herewith

99.2	Form of Warrant	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKET & RESEARCH CORP.

October 9, 2009	By:	/s/ Gary Stein
	Name:	Gary Stein
	Title:	President